Exhibit 10.2

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission.  Asterisks denote omissions.

July 23, 2009

Attn: General Counsel

Genpact International Inc,

1251 Avenue of the Americas, Suite 41,

New York, NY 10020

Dear Mohit Thukral:

THIS LETTER AGREEMENT (the “Letter”) sets forth certain business terms we have agreed upon. This Letter is entered into and made effective as of April 1, 2009 (the “Effective Date”) and amends, for a period of time beginning April 1, 2009 until March 31, 2010 (the “Term”), certain terms of the Master Professional Services Agreement dated as of November 30, 2005 (as amended, modified and supplemented from time to time, the “Agreement”) by and between Macro*World Research Corporation, a North Carolina corporation having a principal place of business at 301 South College Street, Charlotte, NC 28288, a subsidiary of Wells Fargo & Company, successor in interest by merger to Wachovia Corporation (“Wells Fargo”) and Genpact International, Inc. (as successor in business to Genpact International, S.A.R.L., a Luxembourg société à responsabilité limitée, existing and organized under the laws of Luxembourg, acting through its Hungarian Branch, having its principal place of business at Duna Plaza Offices, 4th Floor, H-1138, Budapest Váci út 178, Hungary, as well as certain terms of the Philippines Local Operating Agreement (the “LOA”) dated as of December 21, 2007, by and between Macro*World Research Corporation, a North Carolina corporation having a principal place of business at 301 South College Street, Charlotte, North Carolina 28288, a subsidiary of Wells Fargo & Company, successor in interest by merger to Wachovia Corporation and Genpact International, Inc. (as successor in business to Genpact International, S.A.R.L.), a Delaware corporation with an office at 1251, Avenue of Americas, 41st Floor, New York, NY 10020 (“Genpact”).

Wachovia Corporation merged into Wells Fargo & Company as of December 31, 2008 (“Merger”);

As successor in interest by merger to Wachovia Corporation, Wells Fargo has assumed all rights and obligations under the Agreement and LOA for its subsidiary, Macro*World Research Corporation; and

We have agreed to amend the Agreement and LOA for the Term of this Letter, during which time the parties are conducting good faith negotiations to execute a revised master professional services agreement.

IN CONSIDERATION of the mutual promises and covenants contained in this Letter, and of other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, we have agreed to the following:

(A)                             TERMINATION FOR CONVENIENCE:

Notwithstanding Section 25.3 of the Agreement or Section 17.12 of the LOA, the following is hereby added to the end of Section 25.3:

“Provided however, during the Term of this Letter, Wells Fargo may terminate all or any portion of the Services under one or more Statements of Work listed in the attached Appendix C, for convenience and without cause at any time and from time to time by giving Genpact the minimum notice specified in

Appendix C for the applicable Statement of Work (if at the time of the notice, no more than [**] Genpact Personnel are eliminated as a result of the termination) designating the termination date. The billing for these processes during the agreed notice period will be done monthly for the entire notice period, as applicable. The billing will be fixed for the notice period and will be determined on the actual headcount as on the date of the termination notice for a particular process.”

Notwithstanding Section 25.3(b) of the Agreement, Termination Charges pursuant to these termination notices will not apply to the first [**] FTEs (which may include the [**] FTE’s specified above) terminated due to the calculation based on the December 2008 FTE count of [**].

Notwithstanding Section 27.3 of the Agreement, the following is hereby added to the end of the Section:

“Any notice, notification, request, demand or determination provided by Wells Fargo in regards to the termination of one or more Statements of Work shall be in writing and the first notification shall be via e-mail transmission to establish and set forth the effective notice date of the Termination (“Official Notice Date”.) The official notice of termination (“Termination Letter”) shall reference the Official Notice Date. Wells Fargo shall provide a signed Termination Letter to the onsite Relationship Manager, who will obtain the required signatures from Genpact. The Relationship Manager shall send to Wells Fargo Supply Chain Management an electronically scanned and fully executed copy of the Termination Letter via e-mail transmission.

(B)                             STRANDED COSTS CALCULATIONS:

Notwithstanding Schedule I of the Agreement, for the Term of this Letter, the modified Stranded Costs (which is only applicable to Statements of Work representing the initial [**] FTE terminations) shall be calculated as follows:

India:

FTE Resources: Notwithstanding Schedule I of the Agreement and irrespective of actual redeployment or ramp-down, for the Term of this Letter, the Stranded Costs shall be based on actual headcount as on the termination notice date and shall be for a fixed period of [**] days following the expiration of the notice period. The charges shall be calculated using the rate for FTE resources set forth in Exhibit D to Schedule O of the Agreement. (Refer Appendix A)

Facilities: Notwithstanding Schedule I of the Agreement, for the Term of this Letter, the Stranded Costs for Facilities based on headcount as per the respective SOW and shall be for a fixed period of [**] days following the expiration of the notice period. Any Genpact Facility costs shall be at the Infrastructure Cost rate set forth in Exhibit D to Schedule O of the Agreement for 2009. (Refer Appendix A)

Equipment: Notwithstanding Schedule I of the Agreement, for the Term of this Letter, the Stranded Costs for Equipment that is not redeployed for the headcount as per the respective SOW and shall be at the written down value not to exceed $[**] per seat.

Support:

In addition to Schedule I of the Agreement, for the Term of this Letter, the Stranded Costs for Support resources normally included in SOW billing will not be included in Stranded

Costs for individual SOW but will be separately invoiced for a fixed period of [**] days using the methodology below. For the purpose of clarification, the Stranded Costs for support resources shall serve solely as a guide for this Letter and shall not be applied as a standard for any existing or future agreement between the parties.

For every [**] FTEs terminated, Genpact will bill for fixed [**] days stranded cost for support resources based on the following span ratio:

Function	Span	Level	Rate per Annum	Support HC
HR	[**]	[**]	[**]	[**]
IT	[**]	[**]	[**]	[**]
Training	[**]	[**]	[**]	[**]
Quality	[**]	[**]	[**]	[**]

Philippines:

FTE Resources: Notwithstanding Schedule I of the Agreement and irrespective of actual redeployment or ramp-down, for the Term of this Letter, the Stranded Costs for FTE resources as on the termination notice date shall be for a fixed period of [**] days following the expiration of the notice period. The charges shall be calculated using the FTE rate set forth in Exhibit D to Schedule O of the LOA.  (Refer Appendix B)

Facilities: Notwithstanding Schedule I of the Agreement, for the Term of this Letter, the Stranded Costs for Facilities shall not be invoiced for the facility portion of obligations related to [**], and [**] seats associated with ramp-down of [**] (note: [**] seat decrease related to [**] expected to result in new level of [**] seats — Associates & TLs). Any ramp-downs / terminations over and above the SOWs specified herein will be subject to the notice period and Stranded Cost terms currently contained in the Agreement.

Equipment: Notwithstanding Schedule I of the Agreement, for the Term of this Letter, the Stranded Costs for Equipment that is not redeployed for the headcount as per the respective SOW shall be at the written down value not to exceed $ [**] per seat.

Invoicing (for India and the Philippines):

The Stranded Costs for FTE resources and Facilities will become billable at the end of the applicable notice period and will be invoiced within [**] days of the expiration of the applicable notice period. The Stranded Costs for Equipment shall be invoiced within [**] days of the expiration of the notice period.

(C)                             FTE RESOURCE POOL:

Notwithstanding Section 8.4(f) of the Agreement, the sole discretion of the Operating Council to determine the size of the resource pool will be expressly waived during the Term of this Letter, after such date, the discretion by the Operating Council regarding the resource pool size will resume pursuant to

Section 8.4(f). For the avoidance of doubt, during the Term of this Letter, the final decisions regarding the size of the resource pool will be determined by Genpact, so long as Genpact continues to meet or exceed the applicable service levels.

(D)                             WORKING HOURS:

India:

The total number of working hours per FTE per annum will be increased from [**] to [**] hours and will be applied to all existing and future Statements of Work. For existing Statements of Work, Genpact shall bear all costs and expenses associated with the increased number of hours specified above.

Philippines:

In consideration of future Statements of Work, the total number of working hours per FTE per annum will be increased from [**] to [**] hours.

For the avoidance of doubt, Wells Fargo will not be invoiced for any additional FTE resources that are identified by Genpact which have not received prior approval by the Wells Fargo Outsourcing Director or their designee.

Compliance with Laws:

In each jurisdiction in which any agreement, commitment, contract, letter agreement or other arrangement is to be performed, Genpact shall ensure, in all material respects, it is valid, enforceable and performed in compliance with local, state and federal labor laws with regard to the FTE working hours for both India and the Philippines. Further, Genpact will fully and promptly inform Wells Fargo if it is notified by any governmental authority or generally becomes aware of any changes to or non-compliance with labor laws in each jurisdiction.

(E)                               DEDICATED MANAGEMENT TEAM:

As of July 1, 2009, and for the Term of this Letter, the Dedicated Management Team shall be provided as follows:

(i)                                     India:

(a) Dedicated Management Team

Dedicated Management Team

[**]
Business Leader*	[**]
HR Leader and Support	[**]
Finance Manager***	[**]
IT Manager***	[**]
Training Manager	[**]
Relationship Managers**	[**]
Transition Manager	[**]
LOB Leads	[**]

Sub-total Fixed Cost	[**]

*Any and all costs and expenses associated with the Business Leader shall be the responsibility of Genpact, unless otherwise mutually agreed upon in writing. It is not an expectation of Wells Fargo that the Business Leader will devote his or her full time and effort to managing the Services for the Wells Fargo account. Genpact shall ensure that the Business Leader will provide leadership and serve as the single point of accountability for the Services and have overall responsibility for overseeing the provision of the Services, billing and relationship management concerning the Wells Fargo account.

**Notwithstanding Section 2.5 of Schedule O of the Agreement, for the Term of this Letter, the fees for the Relationship Managers will be included in the total Management Fee and will be invoiced to Wells Fargo each month.

*** The Finance and IT Managers will be [**] resources and will be shared across other accounts within Genpact

(b)                                 Support Leaders

Support Leaders Management Fees

IT (Level 6B)	[**]
Quality (Level 6B)	[**]
Sub-total	[**]

INDIA	[**]

The Support Leaders will be billed as part of the Management Fees as per the rate card of Schedule O of the Agreement as such are not included in the fixed management fee structure for India.

Support Fees:

Notwithstanding Schedule O of the Agreement, for the Term of this Letter, the charges for HR, IT, Training, and Quality Managers will no longer be invoiced on a span-base but will be invoiced at a fixed annual rate of $[**] per FTE on a monthly basis, in arrears, pro-rated as appropriate for the applicable month.  This shall apply to all existing and future Statements of Work under the Agreement. For the purpose of clarification, Transition Managers/Leaders will not be included in the Support Leader costs but may be included in future Statements of Work as necessary.

(ii)                                  Philippines:

Dedicated Management Team

Site Lead**	[**]
Transition Leader	[**]
HR Leader	[**]
Training Leader+	[**]
Facilities Manager	[**]
Finance Leader	[**]
Admin Support	[**]
Executive Assistant	[**]
Training – Admin Assistant***	[**]
Training Coordinator***	[**]

PHILIPPINES*	[**]

*The Philippines Dedicated Management Team will be invoiced to Wells Fargo at the rate set forth in the applicable rate card in Schedule O of the LOA.

** The Philippines Site Leader will be billed at a rate of $[**] per annum.

*** The parties agree that Genpact will present the Wells Fargo Outsourcing Director with a plan by September 30, 2009, to redeploy these particular resources on the Dedicated Management Team.

+ The Philippines Training Leader position will be a [**] resource and will be shared across other accounts within Genpact.

Travel Expenses:

Notwithstanding Section 6 of Schedule O of the Agreement and Section 6 of Schedule O of the LOA, for the Term of this Letter, all travel expenses must receive prior approval by the Wells Fargo Outsourcing Director or their designee, and must be invoiced within [**] days of completion of travel in order to be paid by Wells Fargo.

(F)                               GLOBAL OPERATIONS LEADER:

Section 8.2 of the Agreement and Section 2.1 of Schedule K of the LOA will no longer have any force or effect since the position of Global Operations Leader has been removed and is thereby inapplicable.

(G)                             TECHNOLOGY REFRESH:

Notwithstanding the Technology Refresh Planning and Implementation contained in Exhibit B of Schedule D of the Agreement and Exhibit B of Schedule D of the LOA, for the Term of this Letter, Genpact must obtain prior approval in writing from the Wells Fargo Outsourcing Director or their designee before a technology refresh can occur.

(H)                             PHILIPPINE SPACE:

Wells Fargo agrees to release [**] at the Philippines location effective on the date that Wells Fargo receives written confirmation from Genpact stating that (i) there are no Genpact Personnel performing services for Wells Fargo on [**]; (ii) all related Wells Fargo Data and Materials, including Wachovia Owned Materials, have been removed as specified in the applicable terms of the Agreement; and (iii) such removal has received written approval by the Wells Fargo Outsourcing Director or their designee. As part of this agreement to release [**], Wells Fargo shall agree to a one-time payment of USD [**] ($[**]) that reimburses Genpact for costs associated with furniture, fixtures, carrying costs such as rent, certain space re-fitment, and the facility portion of obligations related to [**], and [**] seats associated with ramp-down of [**]. In addition, as part of this Letter, the obligation in Section 3 of Schedule O to the LOA for Wachovia to pay a maximum of $[**] per year for idle seats is removed for the duration of the LOA. Genpact shall invoice Wells Fargo as soon as terms (i) and (ii) above have been met. Any ramp-downs / terminations over and above the SOWs specified herein will be subject to the notice period and Stranded Cost terms currently contained in the Agreement. In the event that additional terminations or ramp downs create an opportunity to release an additional floor, those terms will be separately negotiated when appropriate. It is agreed upon by the parties that the movement of FTE resources between floors shall be included in the costs pursuant to this Section and any additional costs associated with such movement of FTE resources will be borne by Genpact.

(I)                                  FINAL AGREEMENT:

If a final agreement amending the Master Professional Services Agreement terms agreed upon by the parties is not executed between the parties on or before March 31, 2010, the parties agree and acknowledge that the terms of this Letter will stand revoked and the existing terms of the Agreement and LOA, as the case may be, shall govern the future relationship between the parties. Notwithstanding the foregoing sentence, the terms of Paragraph D (‘Working Hours’), Paragraph E (‘Dedicated Management

Team’), Paragraph F (‘Global Operations Leader’), Paragraph G (‘Technology Refresh’) and Paragraph H (‘Philippine Space’) shall survive the expiration of this Letter.

(J)                               GENERAL PROVISIONS:

Capitalized terms used herein and not otherwise defined have the meaning given in the Agreement and/or LOA. The execution, delivery and performance of this Letter has been duly authorized by all requisite corporate action on the part of Wells Fargo and Genpact and upon execution by all parties, will constitute a legal, binding obligation thereof. Except as specifically amended hereby, the Agreement and LOA, and all terms contained therein, both remain in full force and effect.  If any of the terms and provisions in this Letter are inconsistent with the Agreement and/or LOA, the terms and provisions contained in this Letter shall control. The Agreement and LOA, as amended by this Letter, constitutes the entire understanding of the Parties with respect to the subject matter hereof. Each reference herein to a Party hereto shall be deemed to include its successors and assigns, all of whom shall be bound by this Letter and in whose favor the provisions of this Letter shall inure.  In case any one or more of the provisions contained in this Letter shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties hereto agree to execute such other documents and instruments and to do such other and further things as may be necessary or desirable for the execution and implementation of this Letter and the consummation of the transactions contemplated hereby and thereby. This Letter shall be governed by and construed in accordance with the laws of the State of New York. This Letter may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.

Wells Fargo appreciates the relationship and values the Services provided by Genpact and look forward to our ongoing strategic partnership. Please sign below to acknowledge and indicate your agreement to these terms as stated in this Letter.

Macro*World Research Corporation

		By:	/s/ Scott P. Biers

		Name:	Scott P. Biers

		Title:	Senior Vice President
Acknowledged and Agreed to by:

Genpact International, Inc.,
Hungarian Branch

By:	/s/ Mohit Thukral

Name:	Mohit Thukral

Title:	Senior Vice President

Appendix A

Exhibit D to Schedule O

Annual Charges for Genpact FTE Resources,

Infrastructure/IT Costs and Relevant Disaster Recovery

[**]

Appendix B

Exhibit D to Schedule O

Annual Charges for Genpact FTE Resources, Infrastructure / IT Costs

Level	2008	2009	2010	2011	2012	2013

1	[**]	[**]	[**]	[**]	[**]	[**]
2	[**]	[**]	[**]	[**]	[**]	[**]
3	[**]	[**]	[**]	[**]	[**]	[**]
4	[**]	[**]	[**]	[**]	[**]	[**]
5	[**]	[**]	[**]	[**]	[**]	[**]
6	[**]	[**]	[**]	[**]	[**]	[**]

Infrastructure Cost	[**]	[**]	[**]	[**]	[**]	[**]
IT Cost	[**]	[**]	[**]	[**]	[**]	[**]

Inflation Rate — [**]% Starting in Year 2 (2009)

Appendix C

Termination Notices Received

SOW No.	Process name	Location	Notice Period (days)
[**]	[**]	[**]	[**]

A total of four pages have been omitted pursuant to a request for confidential treatment.

[**]